UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2016

COLONY CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34456	27-0419483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 S. Flower St., 44th Floor Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 31, 2016, Colony Capital Operating Company, LLC (the “Borrower”), the operating company of Colony Capital, Inc. (the “Company”), entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) with the several lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent, pursuant to which the Lenders agreed to provide a revolving credit facility in the aggregate principal amount of up to $850.0 million. Merrill Lynch, Pierce, Fenner & Smith Incorporated and JPMorgan Chase Bank, N.A. acted as joint lead arrangers and joint bookrunners and Bank of America, N.A. acted as syndication agent, with respect to the Amended and Restated Credit Agreement. The Amended and Restated Credit Agreement includes an option for the Borrower to increase the maximum available principal amount to up to $1.275 billion, subject to one or more new or existing Lenders agreeing to provide such additional loan commitments and satisfaction of other customary conditions. The Amended and Restated Credit Agreement replaces the Credit Agreement, dated as of August 6, 2013, as amended, among the Borrower and certain wholly-owned subsidiaries of the Borrower and JPMorgan Chase Bank, N.A., as administrative agent, and the lenders from time to time party thereto (as amended, the “Previous Credit Agreement”).

Advances under the Amended and Restated Credit Agreement accrue interest at a per annum rate equal to, at the Borrower’s election, either a LIBOR rate plus a margin of 2.25%, or a base rate determined according to a prime rate or federal funds rate plus a margin of 1.25%. An unused commitment fee at a rate of 0.25% or 0.35%, per annum, depending on the amount of facility utilization, applies to unutilized borrowing capacity under the Amended and Restated Credit Agreement. Amounts owing under the Amended and Restated Credit Agreement may be prepaid at any time without premium or penalty, subject to customary breakage costs in the case of borrowings with respect to which a LIBOR rate election is in effect.

The maximum amount available for borrowing at any time under the Amended and Restated Credit Agreement is limited to a borrowing base valuation of certain investment assets, with the valuation of such investment assets generally determined according to a percentage of adjusted net book value or a multiple of base management fee EBITDA. As of the date hereof, the borrowing base valuation is sufficient to permit borrowings of up to the entire $850.0 million commitment. The ability to borrow new amounts under the Amended and Restated Credit Agreement terminates on March 31, 2020, at which time the Borrower may, at its election and by written notice to the Administrative Agent, extend the termination date for two additional terms of six (6) months each, subject to the terms and conditions in the Amended and Restated Credit Agreement, resulting in a latest termination date of March 31, 2021.

Simultaneously with entering into the Amended and Restated Credit Agreement, Borrower entered into an Amended and Restated Guarantee and Collateral Agreement with certain subsidiaries of the Borrower in favor of JPMorgan Chase Bank, N.A. (the “Amended and Restated Guarantee and Collateral Agreement”) whereby the obligations under the Amended and Restated Credit Agreement are guaranteed by substantially all material wholly-owned subsidiaries of the Borrower and, subject to certain exceptions, secured by a pledge of substantially all equity interests owned by the Borrower and the guarantors, as well as by a security interest in deposit accounts of the Borrowers and Guarantors (as such terms are defined in the Amended and Restated Guarantee and Collateral Agreement) in which the proceeds of investment asset distributions are maintained.

The Amended and Restated Credit Agreement contains various affirmative and negative covenants, including, among other things, the obligation of the Company to maintain REIT status, limitations on debt, liens and restricted payments. In addition, the Amended and Restated Credit Agreement includes financial condition covenants similar to those applicable under the Previous Credit Agreement, including the following financial covenants applicable to the Borrower and its consolidated subsidiaries: (a) minimum consolidated tangible net worth of Borrower greater than or equal to the sum of (i) $1,914,624,000 and (ii) 75% of the proceeds received by the Borrower from any offering of its common equity or the Company’s common equity excluding any such proceeds that are contributed to the Borrower within 90 days of receipt and applied to acquire capital stock of the Borrower, (b) Borrower’s EBITDA to fixed charges for any period of four consecutive fiscal quarters not less than 1.50 to 1.00, (c) Borrower’s minimum interest coverage ratio not less than 3.00 to 1.00, and (d) Borrower’s ratio of consolidated total debt to consolidated total assets must not exceed 0.65 to 1.00. The Amended and Restated Credit Agreement also includes customary events of default, including, among other things, failure to make payments when due, breach of covenants or representations, cross default to material indebtedness or material judgment defaults, bankruptcy matters involving the Borrower or any Guarantor and certain change of control events. The occurrence of an event of default will limit the ability of the Borrower and its subsidiaries to make distributions and may result in the termination of the credit facility, acceleration of repayment obligations and the exercise of remedies by the Lenders with respect to the collateral.

The foregoing summaries of the Amended and Restated Credit Agreement and the transactions contemplated thereby contained in this item do not purport to be complete descriptions and are qualified in their entirety by reference to the terms and conditions contained in the Amended and Restated Credit Agreement, a copy of which is attached hereto as Exhibit 10.1, and the Amended and Restated Guarantee and Collateral Agreement, the form of which is included as Exhibit A to the Amended and Restated Credit Agreement attached hereto as Exhibit 10.1, each of which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of March 31, 2016, among Colony Capital Operating Company, LLC, the several lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2016		COLONY CAPITAL, INC.

	By:	/s/ Darren J. Tangen
Darren J. Tangen
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of March 31, 2016, among Colony Capital Operating Company, LLC, the several lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent